Marketing Solutions: Revenue Recognition and Billing FAQ

LEGAL DISCLAIMER 2 This presentation and associated commentary may contain forward-looking statements, including statements regarding expectations of future results of operations or financial performance of Doximity, the calculation of certain of our key financial and operating metrics, and the assumptions underlying those statements. Any forward-looking statements contained in this presentation and associated commentary are based upon Doximity’s historical performance and its plans, estimates and expectations as of the dates noted in this presentation, and are not a representation that such plans, estimates, or expectations have been or will be achieved. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Subsequent events may cause these expectations to change, and Doximity disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including, but not limited to, those related to our business and financial performance, our ability to attract and retain customers, our ability to develop new products and services and our ability to enhance existing products and services. Additional risks and uncertainties that could affect Doximity’s financial results are included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s filings with the Securities and Exchange Commission on Form 10-K. These materials are available on our investor relations website at investors.doximity.com under the Financials section and on the SEC’s website at sec.gov. Further information on potential risks that could affect actual results will be included in other filings Doximity makes with the SEC from time to time. In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation and associated commentary may include certain non-GAAP financial measures (including on a forward-looking basis). Definitions and reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are available in our most recent 10-K on the company’s investor relations website at investors.doximity.com.

Rev. Rec. & Billing FAQ — May 16, 2024 MARKETING SOLUTIONS: REV. REC. & BILLING FAQ How does revenue recognition work for Marketing Solutions?* For the majority of our subscriptions, we recognize revenue over the subscription period beginning with the launch of the program. Typically, a program launches within 90 days of contract signing. How do you account for your Marketing Solutions subscription contracts on the balance sheet? Deferred revenue consists of noncancelable customer billings or payments received in advance of revenue recognition. How do you bill your customers and how has that evolved? Unlike some enterprise software companies that bill primarily upfront, the majority of marketing solutions subscriptions are billed over time. Typically, about 15% to 25% of a subscription contract is billed upon signing of the contract. The remainder of the billing occurs throughout the subscription period and is typically billed in the same quarter as revenue is recognized. Over the last several years, billing milestones in our marketing solutions contracts have become more closely aligned with the period over which services are being provided due to customer requests. As a result, less billings occur upfront on contract signing and more billings occur during service performance. This has led to a higher % of revenue recognition from billings added during the same quarter, and a lower % of revenue recognition coming from prior period deferred revenue. Because the way in which we bill has and will continue to change over time due to customer requests, changes in deferred revenue may not be a good leading indicator for our business. Please refer to the example slides to see how billings variability impacts deferred revenue. *For a more detailed description of our revenue recognition policy, please refer to our most recently filed Annual Report on Form 10-K

10-Month $3.0m Program Booked & Launched Program Ends in December in thousands 25% Billed 25% Billed 25% Billed 25% Billed Fiscal Quarter (March Year End) Q4'23 Q1'24 Q2'24 Q3'24 Beginning Deferred Revenue - $450 $300 $150 Additions Due to Billing $750 $750 $750 $750 Revenue Recognition ($300) ($900) ($900) ($900) Ending Deferred Revenue $450 $300 $150 - % of Total Contract Value 15% 10% 5% - Rev. Rec. & Billing FAQ — May 16, 2024 EXAMPLE PROGRAM 1* ● Customer purchased a 10 month subscription on 1/1/2023 for $3,000,000 ● Subscription to be billed based on 4 milestones: 25% upon contract signing, 25% one month after program launch, 25% four months after program launch and 25% seven months after program launch ● Program launched on 3/1/2023 with an end date of 12/31/2023 * This is offered by way of example only and is not meant to describe an actual customer

10-Month $3.0m Program Booked & Launched Program Ends in December in thousands 20% Billed 25% Billed 25% Billed 30% Billed Fiscal Quarter (March Year End) Q4'23 Q1'24 Q2'24 Q3'24 Beginning Deferred Revenue - $300 $150 - Additions Due to Billing $600 $750 $750 $900 Revenue Recognition ($300) ($900) ($900) ($900) Ending Deferred Revenue $300 $150 - - % of Total Contract Value 10% 5% - - Rev. Rec. & Billing FAQ — May 16, 2024 EXAMPLE PROGRAM 2* ● Customer purchased a 10 month subscription on 1/1/2023 for $3,000,000 ● Subscription to be billed based on 4 milestones: 20% upon contract signing, 25% one month after program launch, 25% four months after program launch and 30% seven months after program launch ● Program launched on 3/1/2023 with an end date of 12/31/2023 ● This is the same program as the prior slide, with a different billing schedule (less upfront) * This is offered by way of example only and is not meant to describe an actual customer